UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 8, 2008	000-52495
Date of Report (Date of earliest event reported)	Commission File Number

PACIFIC COPPER CORP.
(Exact name of registrant as specified in its charter)

Delaware	98-0504006
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1226 White Oak Blvd., Suite 10A Oakville, Ontario L6H 2B9
(Address of Principal Executive Offices) (Zip Code)

905-845-1839

(Registrant’s telephone number, including area code)

EXPLANATORY NOTE: This amendment to the report of Pacific Copper Corp. filed with the Securities and Exchange Commission on January 10, 2008 (the “Form 8-K”) amends the Form 8-K to reflect changes to the terms of the acquisition by the Company of Sociedad Pacific Copper Chile Limitada (“Pacific LTDA”), as previously reported, and to file additional exhibits. Specifically, the number of Consideration Shares (as defined below) issued in the transaction was reduced by 61,548 Consideration Shares because a 1% interest in Pacific LTDA was retained by a Chilean party to the transaction in order to comply with Chilean legal requirements. This amendment amends and restates the Form 8-K in its entirety.

Item 8.01    Other Items

On January 8, 2008, Pacific Copper Corp. (the “Company”) acquired Sociedad Pacific Copper Chile Limitada, a limited liability partnership organized under the laws of Chile (“Pacific LTDA”) pursuant to a Share Exchange Agreement entered into as of April 11, 2007, as amended (the “Chile Agreement”) between the Company and the former partners of Pacific LTDA. Pursuant to the Chile Agreement the Company issued an aggregate of 6,088,452 of its common shares to the former partners of Pacific LTDA as consideration for the acquisition (the “Consideration Shares”). Mr. Harold Gardner, a member of the Company’s Board of Directors and a former partner of Pacific LTDA, received 2,425,000 Consideration Shares.

Immediately following the closing of the Chile Agreement, Pacific LTDA became a subsidiary of the Company, subject to a 1% interest retained by Eduardo Esteffan, a former partner of Pacific LTDA (the “Retained Interest”). The number of Consideration Shares Mr. Esteffan was originally scheduled to receive under the Chile Agreement (2,425,000 Shares) was reduced by 61,548 shares in order to avoid compensating him for the Retained Interest. The Retained Interest is subject to an option agreement between the Company and Mr. Esteffan that entitles the Company to purchase the Retained Interest in exchange for the issuance of 61,548 common shares of the Company. As of the date of this Report, Pacific LTDA is a 99% owned subsidiary of the Company.

Pacific LTDA holds title to certain mineral claims located in the Carrizal, Cerro Blanco and Carrera Pinto mining districts in Chile (the “Chile Claims”). As of the date of this Report, the Company does not consider the Chile Claims to be material assets. That assessment may change after further exploration of the Chile Claims.

The Consideration Shares were issued in escrow subject to a Closing and Escrow Agreement dated January 8, 2008 among the Company, Pacific LTDA and the former partners of Pacific LTDA (the “Closing Agreement”). Pursuant to the terms of the Closing Agreement, the former partners of Pacific LTDA must satisfy certain post-closing items prior to the release of the Consideration Shares from escrow, including the verification of certain permits required to do work on the claims, provision of financial records and further documentation of Pacific LTDA’s title to the claims.

Item 9.01    Exhibits

99.3	[Amended] Closing and Escrow Agreement dated as January 8, 2008

99.4	Amended and Restated Share Exchange Agreement dated as of November 13, 2007

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 15, 2008	By:	/s/ Stafford Kelley
Stafford Kelley
Secretary